Filed Pursuant to Rule 424(b)(5)

Registration No. 333-239183

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated June 25, 2020)

Datasea, Inc.

2,436,904 SHARES OF COMMON STOCK

Pursuant to this prospectus supplement and the accompanying prospectus, and that certain Securities Purchase Agreement, dated July 20, 2021, by and among Datasea, Inc. (the “Company”) and the institutional investors signatories thereto, we are offering up to 2,436,904 shares of our Common Stock, par value $0.001 per share, directly to selected institutional investors. In a concurrent private placement, we are selling to the same investors warrants to purchase 1,096,608 shares of Common Stock (the “Warrants”). The Warrants and shares of Common Stock issuable upon the exercise of the Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. All presentations in this Prospectus Supplement assume that all consideration was paid for the Shares; for accounting purposes we will attribute $0.125 of the $3.48 per Share consideration to the Warrants.

Our shares of Common Stock trade on the NASDAQ Capital Market under the symbol “DTSS.” The last reported sale price on July 19, 2021 was $4.41. For a more detailed description of the ordinary shares, see the section entitled “Description of the Securities we are Offering” beginning on page S-7 of this prospectus supplement. There is no established public trading market for the warrants that we are offering in the concurrent private placement and we do not expect a market to develop.

As of July 19, 2021, the aggregate market value of our outstanding shares of Common Stock held by non-affiliates was approximately $28,534,654, based on 21,474,138 outstanding shares of Common Stock, of which 6,470,443 shares were held by non-affiliates, and a per share price of $4.41 based on the closing price of our shares of Common Stock on July 19, 2021. During the 12 calendar month period that ends on and includes the date of this prospectus supplement, the value of securities we have offered under this shelf registration statement on Form F-3 is $936,000.

We have retained FT Global Capital, Inc. to act as the exclusive placement agent to use its reasonable best efforts to solicit offers from investors to purchase the securities in this offering. The placement agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent is not purchasing or selling any Common Stock in this offering. We will pay the placement agent a fee equal to the sum of 7% of the aggregate purchase price paid by investors placed by the placement agent. Additionally, we will issue to the placement agent warrants to purchase 121,845 shares of Common Stock, which shall expire thirty (30) months after issuance and shall have no anti-dilution protection other than adjustments based on stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The placement agent warrants and the Common Stock underlying such warrant are not being registered herein.

We estimate the total expenses of this offering and the concurrent private placement of Warrants, excluding the placement agency fees, will be approximately $250,000 in the aggregate. Because there is no minimum offering amount, the actual offering amount, the placement agency fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above. We are not required to sell any specific number or dollar amount of the securities offered in this offering or in the concurrent private placement of the Warrants. Assuming we complete the maximum offering, the net proceeds to us from this offering and the concurrent private placement of Warrants, will be approximately $7.6 million. We expect to deliver the shares and Warrants to the purchasers on or before July 22, 2021.

	Per Share	Total
Public offering price	$3.48	$8,480,425.92
Placement agent fees(1)	$0.2784	$593,629.82
Offering proceeds to us, before expenses	$3.2016	$7,886,796.10

(1)	See “Plan of Distribution” for additional information regarding total compensation payable to the placement agent, including expenses for which we have agreed to reimburse the placement agent.

OUR BUSINESS AND HOLDING SHARES OF OUR COMMON STOCK INVOLVE A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT, ON PAGE 4 OF THE ACCOMPANYING BASE PROSPECTUS AND THE RISK FACTORS DESCRIBED IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS FOR MORE INFORMATION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING BASE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is July 20, 2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our Common Stock. Before buying any of the Common Stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy our Common Stock under this prospectus in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “Datasea,” the “Company,” “we,” “our,” or “us,” refer to Datasea, Inc. unless the context suggests otherwise.

S-ii

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including the documents referred to or incorporated by reference in this prospectus or statements of our management referring to our summarizing the contents of this prospectus, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the Securities and Exchange Commission, or the SEC include, but are not necessarily limited to, those relating to:

●	risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future;

●	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;

●	our potential lack of revenue growth;

●	our potential inability to add new products and services that will be necessary to generate increased sales;

●	our potential lack of cash flows;

●	our potential loss of key personnel;

●	the availability of qualified personnel;

●	international, national regional and local economic political changes;

●	general economic and market conditions;

●	increases in operating expenses associated with the growth of our operations;

●	the potential for increased competition; and

●	other unanticipated factors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC or in a prospectus supplement related to this prospectus for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated herein and therein, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement.

Overview

We are an emerging technology company and a smart security systems provider with proprietary technologies, based in Beijing, China. We focus on visual and non-visual fusion perception algorithms, with the goal of providing customers with smart security solutions, smart hardware and education-related technologies applicable across multiple scenarios and industries.

The Company keeps exploring opportunities related to new value-added services that extend from the combination of smart security platforms and data platform. We have also recently started to provide a series of value-added services such as smart consumptive payment in retail, 5G value-added services through synergies with operators, and e-commerce platform interfaces through the mobile version of Datasea's security systems, which have widened the Company's business coverage and brought about new sources of revenue and profit.

As an important business layout of DataSea's business development, the company established a new subsidiary Shuhai Zhangxun, which is dedicated to exploring 5G value-added services (e.g., 5G messaging) opportunities brought by the combination and extension of the Company’s technology capabilities currently owned by Datasea. 5G messaging will help upgrade and reinforce our offerings in the smart solutions and other business lines into which we have tapped. In accordance with the guidelines of telecom operators for the 5G messaging industry, the company has completed the development of 5G Message-marketing Cloud Platform (“5G MMCP) for the industries of finance, e-commerce, logistics, catering and tourism in terms of 5G messaging product development. For the application of 5G message industry, the company has obtained authorization for development and use from customers in logistics, tourism, catering and other industries.

Rencently Datasea announced the cooperation with National Engineering Laboratory for Logistics Information Technology led by YTO Express (“National Engineering Laboratory”) to jointly promote the formulation of 5G Messaging Standards in the express industry.

Concurrent Private Offering

In a concurrent private placement, we are selling to the same investors warrants to purchase 1,096,608 shares of Common Stock (the “Warrants”). The Warrants and shares of Common Stock issuable upon the exercise of the Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The warrants will be exercisable at an exercise price of $4.48 per share and will expire thirty (30) months from the initial exercise date of the Warrants.

Corporate Information

Our principal executive office is located at 20th Floor, Tower B, Guorui Plaza,1 Ronghua South Road, Technological Development Zone, Beijing China, and our telephone number at that address is (86)10-56145240. Our website is http://www.dataseainc.com. Information contained on our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our Annual Reports on Form 10-K, our Quarterly Reports onn Form 10-Q and our Current Reports on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) are available, on the SEC’s free website, www.sec.gov.

THE OFFERING

Common Stock Offered By Us Pursuant To This Prospectus Supplement	2,436,904 shares of Common Stock

Common Stock Outstanding After This Offering[1]	23,911,042 shares of Common Stock

Offering Price	The offering price is $3.48 per share.

Use Of Proceeds	We intend to use the net proceeds from this offering and the sale of the Warrants in the concurrent Private Placement for working capital and other general corporate purposes, and for the repayment of debt. See “Use of Proceeds” on page S-5 of this prospectus supplement.

Concurrent Private Placement	In a concurrent private placement, we are also selling to the purchasers of shares of our Common Stock in this offering Warrants to purchase an aggregate of 1,096,608 shares of our Common Stock. The Warrants issued in the private placement and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our shares of our Common Shares, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, on page 4 of the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and in the other documents incorporated by reference into this prospectus supplement.

Market for Our Common Stock	Our Common Stock is quoted and traded on the NASDAQ Capital Market under the symbol “DTSS.”

[1]	The number of shares of common stock outstanding before this offering is based on 21,474,138 shares of our common stock outstanding as of June 30, 2021. Excludes 1,096,608 shares of Common Stock issuable upon exercise of Warrants being offered in a concurrent private placement (the “Warrants”).

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, and our other filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement. Our business, financial condition and results of operations could be materially and adversely affected as a result of these risks. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

The market price of our common shares has been volatile and may continue to be volatile due to numerous circumstances beyond our control.

The market price of our common shares has fluctuated, and may continue to fluctuate due to many factors, some of which may be beyond our control. These factors include, without limitation:

●	“short squeezes”;

●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

●	large stockholders exiting their position in our common stock or an increase or decrease in the short interest in our common stock;

●	actual or anticipated fluctuations in our financial and operating results;

●	risks and uncertainties associated with the ongoing COVID-19 pandemic;

●	the timing and allocations of new product releases;

●	shifts in the timing or content of certain promotions or service offerings;

●	acquisition costs and the integration of companies we acquire or invest in;

●	negative public perception of us, our competitors, or industry; and

●	overall general market fluctuations.

Stock markets in general and our share price have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our company. In the past 12 months, we have not experienced any material changes in our financial condition, results of operations or business prospects that would explain such price volatility or trading volume. Investors that purchase our common shares in this offering may lose a significant portion of their investments if the price of our common stock subsequently declines.

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital and for the repayment of indebtedness. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. We may use the net proceeds in ways that do not improve our operating results or increase the value of your investment.

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, subject to any agreed upon contractual restrictions under the terms of the securities purchase agreement, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the purchase agreement, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is no minimum offering amount required to consummate this offering.

There is no minimum offering amount which must be raised in order for us to consummate this offering. Accordingly, the amount of money raised may not be sufficient for us to meet our business objectives. Moreover, if only a small amount of money is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering. In addition, because there is no minimum offering amount required, investors will not be entitled to a return of their investment if we are unable to raise sufficient proceeds to meet our business objectives.

Future sales or the potential for future sales of our securities may cause the trading price of our Common Stock to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of our common shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common shares or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities.

You will experience immediate dilution in the book value per share you purchase.

Because the price per share being offered is substantially higher than the book value per share of our Common Stock (and assuming no value attributable to the Warrants), you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. After giving effect to the sale by us of 2,436,904 shares of Common Stock in this offering, and based on a public offering price of $3.48 per share and an as adjusted net tangible book value per share of $0.43 as of March 31, 2021, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $3.05 per share in the net tangible book value of the shares of Common Stock purchased. See “Dilution” on page S-5 for a more detailed discussion of the dilution you will incur in connection with this offering.

If you purchase the securities sold in this offering, you may experience dilution if we issue additional equity securities in future financing transactions.

If we issue additional common shares, or securities convertible into or exchangeable or exercisable for common shares, our stockholders, including investors who purchase shares in this offering, will experience dilution, and any such issuances may result in downward pressure on the price of our Common Stock.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

The shares of Common Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock.

We are selling the securities offered in this prospectus on a “best efforts” basis and may not be able to sell any of the securities offered herein.

While the placement agent in this offering will use its reasonable best efforts to arrange for the sale of the securities, it is under no obligation to purchase any of the securities. As a result, there are no firm commitments to purchase any of the securities in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the securities being offered hereby.

RISKS RELATED TO THE CURRENT PANDEMIC

We face risks related to health epidemics that could impact our sales and operating results.

Our business could be adversely affected by the effects of a widespread outbreak of contagious disease, including the recent outbreak of respiratory illness caused by a novel coronavirus first identified in Wuhan, Hubei Province, China. Any outbreak of contagious diseases, and other adverse public health developments, particularly in China, could have a material and adverse effect on our business operations. These could include disruptions or restrictions on our ability to resume the general shipping agency services, as well as temporary closures of our facilities and ports or the facilities of our customers and third-party service providers. Any disruption or delay of our customers or third-party service providers would likely impact our operating results and the ability of the Company to continue as a going concern. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of China and many other countries, resulting in an economic downturn that could affect demand for our services and significantly impact our operating results.

The coronavirus disease 2019 (COVID-19) has had a significant impact on our operations since January 2020 and could materially adversely affect our business and financial results during the 2021 calendar year.

Our ability to manufacture and/or sell our products may be impaired by damage or disruption to our manufacturing, warehousing or distribution capabilities, or to the capabilities of our suppliers, logistics service providers or distributors as a result of the impact from the COVID-19. This damage or disruption could result from events or factors that are impossible to predict or are beyond our control, such as raw material scarcity, pandemics, government shutdowns, disruptions in logistics, supplier capacity constraints, adverse weather conditions, natural disasters, fire, terrorism or other events. In December 2019, COVID-19 emerged in Wuhan, China. In compliance with the government mandates, the Company temporarily closed and its production operations were halted from late January 2020 through the middle of February 2020. During this closure, employees had only limited access to the Company’s facilities, which led to delayed order manufacturing, assembly and fulfillment. While the spread of the disease has gradually returned under control in China, COVID-19 could adversely affect our business and financial results in 2021 due to the effect of COVID-19 in our customers’ jurisdictions. As a result, there is a possibility that the Company’s revenues and operating cash flows may be significantly lower than expected for fiscal year 2021.

USE OF PROCEEDS

We may issue and sell shares of our Common Stock in this Offering and Warrants in the concurrent private placement, for aggregate gross sales proceeds of up to $8,480,425.92. We estimate that our net proceeds, assuming we sell the maximum in this offering and the concurrent private placement of the Warrants, will be approximately $7,636,796.10. We intend to use the net proceeds for general corporate and working capital purposes and repayment of debt.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of June 30, 2021.

Our historical net tangible book value at March 31, 2021 was $1,911,699 or approximately $0.09 per share of our common stock. After giving effect to the sale of our common stock in the aggregate amount of $8,480,425.92 in this offering (and attributing no consideration to the Warrants), and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been approximately $10,392,124.92, or approximately $0.43 per share of our common stock. This represents an immediate increase in the net tangible book value of $0.34 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $3.05 per share of our common stock to new investors. The following table illustrates per share dilution:

Offering price per share	$3.48
Net tangible book value per share as of March 31, 2021	$1,911,699
Increase in net tangible book value per share attributable to this offering	$0.34
As adjusted net tangible book value per share as of March 31, 2021, after
giving effect to this offering	$0.43
Dilution per share to new investors purchasing shares in this offering	$3.05

The table above for illustrative purposes that we sell an aggregate of 2,436,904 shares of common stock at a price of $3.48 per share, for aggregate gross proceeds of $8,480,425.92. The shares sold in this offering may be sold from time to time at various prices. This information is supplied for illustrative purposes only.

The information above is based on 21,474,138 shares of our common stock outstanding as of June 30, 2021.

To the extent that outstanding options are exercised, or we issue other shares, investors purchasing shares in this offering could experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

PRIVATE PLACEMENT OF WARRANTS

In a concurrent private placement, or the Private Placement Transaction, we are selling to purchasers of our Common Stock in this offering the Warrants to purchase an aggregate of 1,096,608 shares of our Common Stock for no additional consideration.

The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of Common Stock issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Warrants are exercisable on the date of issuance, and at any time thereafter up to two and one-half years from the initial exercise date, at which time any unexercised Warrants will expire and cease to be exercisable. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. Beginning six months from the closing date, if a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Warrants will have an exercise price of $4.48 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction, the holder will have the right to require us or a successor entity to repurchase its warrants at the Black Scholes value by paying the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock of the Company in connection with the fundamental transaction; provided, however, that if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its warrants, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Resale/Registration Rights. We are required to file a registration statement providing for the resale of the shares of Common Stock issued and issuable upon the exercise of the Warrants.

DESCRIPTION OF SECURITIES BEING OFFERED

As of the date of this prospectus, we are authorized to issue 375,000,000 shares of our Common Stock, par value $0.001 per share. As of the date of this prospectus supplement, 21,474,138 shares of Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of Common Stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of Common Stock that are present in person or represented by proxy. Holders of Common Stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock. Our Common Stock is not subject to conversion or redemption and holders of our Common Stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time. Each outstanding share of Common Stock is fully paid and nonassessable.

Holders of shares of our Common Stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Effects of Provisions of Nevada Law

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901. In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Quotation

Our Common Stock is listed on The NASDAQ Capital Market and traded under the symbol “DTSS”.

Transfer Agent

The transfer agent for our Common Stock is West Coast Stock Transfer, Inc. located at 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024, tel: 619-664-4780 and fax: 619-664-4780.

PLAN OF DISTRIBUTION

Placement Agency Agreement and Securities Purchase Agreement

FT Global Capital, Inc., which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement dated as of July 20, 2021. The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable efforts to arrange for the sale of all of the securities offered hereby.

We will enter into a securities purchase agreement with the purchasers pursuant to which we will sell to the purchasers 2,436,904 shares of Common Stock at a price of $3.48 per share. We negotiated the price for the securities offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our Common Stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Common Stock by the placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the common course of their respective businesses, the placement agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

Under the securities purchase agreement, we will be precluded from engaging in equity or equity-linked securities offerings for a period of 90 days from closing of the offering, subject to certain exceptions.

In addition, we also agreed with the purchasers that for twelve months following this offering, we will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which we:

●	issue or sell any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of our Class A Common Shares at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our Class A Common Shares, other than pursuant to a customary “weighted average” anti-dilution provision; or

●	enter into any agreement (including, without limitation, an “equity line of credit”) whereby we may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

We agreed with the purchasers that, subject to certain exceptions, if we issue securities within the 12 months following the closing of this offering, the purchasers shall have the right to purchase 35% of the securities on the same terms, conditions and price provided for in the proposed issuance of securities.

We also agreed to indemnify the purchasers against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the securities purchase agreement.

Fees and Expenses

We have agreed to pay the placement agent upon the closing of this offering a cash fee equal to 7% of the aggregate purchase price of the securities offered under this prospectus supplement and accompanying prospectus. In addition, we have agreed to pay additional compensation in the form of warrants to purchase 5% of the shares of Common Stock to be sold to the purchasers (or 121,845 shares of Common Stock assuming the maximum offering is completed) at an exercise price of $4.48 per share. Under the placement agent agreement, the placement agent is also entitled to additional tail compensation for any financings consummated within the twelve month period following the closing date of this offering to the extent that such financing is provided to us by investors that the placement agent had introduced to us.

The warrant issuable to the placement agent shall expire thirty (30) months after the warrants are issued and shall have no anti-dilution protection other than adjustments based on stock splits, stock dividends, combinations of shares and similar recapitalization transactions. Pursuant to FINRA Rule 5110(e)(1), with limited exceptions, neither the placement agent warrants nor any of the Class A Common Shares issued upon exercise of the placement agent warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date commencement of sales in this offering.

Because there is no minimum offering amount in this offering, the actual total placement agent fees are not presently determinable.

We are obligated to reimburse the placement agent for expenses incurred by it in connection with the offering, not to exceed $50,000.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We also have agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

After deducting fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering and the concurrent private placement of Warrants to be approximately $7,636,796.10 assuming completion of the maximum offering.

Delivery of Common Stock

We currently anticipate that closing of the purchase and sale of the securities will take place on or about July 22, 2021. The estimated offering expenses payable by us are approximately $250,000.

Concurrently with the closing of the sale of the shares of Common Stock, we also expect to issue and sell to the investors, warrants to purchase an aggregate of 1,096,608 shares of Common Stock, at an exercise price equal to $4.48 per share in a private placement. Our placement agent is also serving as the placement agent in the private placement, and is not receiving any incremental compensation for those services

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Schiff Hardin LLP, Washington, DC. Certain legal matters in connection with this offering will be passed upon for the placement agent by Sheppard Mullin Richter & Hampton LLP,, New York, New York.

EXPERTS

The financial statements of Datasea, Inc. as of and for the years ended June 30, 2020 and June 30, 2019 appearing in its Annual Report on Form 10-K for the year ended June 30, 2020, have been audited by Wei Wei & Co. LLP and Morison Cogen LLP, respectively, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.

We make available free of charge on or through our Internet website www.dataseainc, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8–K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. The references to the Company’s corporate website in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying base shelf prospectus or the documents incorporated by reference herein or therein. Investors should not rely on any such information in deciding whether to invest in our Common Stock.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the securities covered by this prospectus supplement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

●	our Annual Report on Form 10-K for the year ended June 30, 2020 filed with the SEC on September 28, 2020;

●	our Current Reports on Form 8-K filed with the SEC on July 6, September 9, and September 10, 2020, October 22, 2021, October 23, 2021, November 17, 2021, November 27, 2021, and December 31, 2020, respectively;

●	our Quarterly Reports on Form 10-Q filed with the SEC on November 13, 2020, February 8, 2021 and May 14, 2021; and

●	the description of our Common Stock contained in our Registration Statement on Form 8-A, dated and filed with the SEC on December 18, 2018, and any amendment or report filed with the SEC for the purpose of updating the description.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 20th Floor, Tower B, Guorui Plaza,1 Ronghua South Road, Technological Development Zone, Beijing China, and our telephone number at that address is (86)10-56145240.

PROSPECTUS

$100,000,000

Datasea, Inc.

Common Stock

Debt Securities

Warrants

Units

We may from time to time issue up to $100,000,000 aggregate dollar amount of common stock, debt securities, warrants or units of securities. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market and traded under the symbol “DTSS.” On June 9, 2020, the closing price of the common stock, as reported on NASDAQ was $1.78 per share. As of June 9, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $10.58 million, based on 20,943,846 shares of outstanding common stock, of which approximately 5,943,843 shares were held by non-affiliates, and a per share price of $1.78 based on the closing sale price of our common stock on June 9, 2020.

Investing in our securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Datasea, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov. This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the year ended June 30, 2019 (filed on October 15, 2019);

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2019 (filed on November 14, 2019); December 31, 2019 (filed on February 14, 2020); and March 31, 2020 (filed on May 14, 2020);

●	Our Current Report on Form 8-K filed on January 16, 2020; and

●	the description of our common stock contained in our Registration Statement on Form 8-A, dated and filed with the SEC on December 18, 2018, and any amendment or report filed with the SEC for the purpose of updating the description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost, by contacting us at:

Datasea, Inc., Attn: Corporate Secretary

20th Floor, Tower B, Guorui Plaza,1 Ronghua South Road, Technological Development Zone

Beijing, People’s Republic of China 100176

+86 10-56145240

ABOUT THE COMPANY

Our Company

We are an emerging technology company in China engaged in (i) providing smart security solutions primarily to schools, scenic areas and public communities and (ii) developing education-related technologies. We leverage our proprietary technologies, intellectual property, innovative products and market intelligence to provide comprehensive and optimized security solutions and education-related technologies. Our security and technology engineers and experts create, design, build and run an intelligent 3D security system through visual and non-visual Perception algorithms, and hardware products such as face recognition cameras, Infra-red Emissions and smoke detectors.

We strive to offer comprehensive security solutions to users including enterprises, institutions, families and individuals, to address school campus, community and public space safety and surveillance concerns. Specifically, we offer (i) the safe campus security system. (ii) the scenic area security system, and (iii) the public community security system. Our safe campus security system is being used by several schools in China. As a value-added service to this system, we also develop and offer education-related technologies design for building of campus networks, education management systems, education cloud platforms, science education platform and other education systems used in schools. Our scenic area security system is in the testing phase; we expect to introduce it to the market in second half of 2020. Similarly, our public community security system is also in the testing phase; however, we cannot provide an estimate when this system will be introduced in the marketplace.

We market our products and services through our distributors and city partners. While to date, we have generated little revenue from our operations, we expect to generate revenues from sales of our software systems, system installation, including its software and hardware, upgrades of hardware, and support and maintenance services.

During the period from April 1, 2020 to May 15, 2020, we entered into seventeen engagement agreements with various K-12 schools in the PRC to continue the deployment of our campus security systems. Generally, these are 5-year agreements to provide the security system and accompanying service to schools at no charge to schools until they collect service fees and remit them to the Company on a semester-by-semester basis. As services are delivered over time, the Company will recognize the corresponding revenue. By charging service fees instead of selling hardware and software products, we believe we can facilitate market expansion and build long-term relationships with our customers since this new revenue model fits the needs of these customers as well as our business objectives.

Corporate Information

Our principal executive office is located at 20th Floor, Tower B, Guorui Plaza,1 Ronghua South Road, Technological Development Zone,Beijing China, and our telephone number at that address is (86)10-56145240. Our website is http://www.dataseainc.com. Information contained on our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for our clinical trials, if any, and preclinical programs, for other research and development activities and for general corporate purposes. These may include additions to working capital, repayment of existing indebtedness and acquisitions. If we decide to use the net proceeds of any offering of securities other than for our clinical trials, if any, and preclinical programs, for other research and development activities and for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue 375,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, 20,943,846 shares of common stock were issued and outstanding. Each share of our common stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Effects of Provisions of Nevada Law

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Quotation

Our common stock is listed on The NASDAQ Capital Market and traded under the symbol “DTSS”.

Transfer Agent

The transfer agent for our common stock is West Coast Stock Transfer, Inc. located at 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024, tel: 619-664-4780 and fax: 619-664-4780.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939. We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

●	the title and type of the debt securities;

●	the total principal amount or initial offering price of the debt securities;

●	the date or dates when the principal of the debt securities will be payable;

●	whether we will have the right to extend the stated maturity of the debt securities;

●	whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

●	if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

●	the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

●	the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

●	the denominations in which any registered debt securities will be issuable;

●	the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

●	the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

●	the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

●	any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

●	any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

●	whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other; or

●	whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement. Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities. In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

●	the conversion price or exchange ratio;

●	the conversion or exchange period;

●	whether the conversion or exchange will be mandatory or at the option of the holder or us;

●	provisions for adjustment of the conversion price or exchange ratio; and

●	provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

●	the redemption date;

●	the redemption price;

●	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

●	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

●	the place or places of payment;

●	whether the redemption is for a sinking fund; and

●	any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.

Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

●	default for 30 days in the payment of any interest installment when due and payable;

●	default in the making of any sinking fund payment when due;

●	default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

●	default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

●	certain events of bankruptcy, insolvency and reorganization; and

●	any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately.

Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

●	we have paid or deposited with the trustee a sum sufficient to pay:

o	all overdue interest on all outstanding debt securities of that series and any related coupons,

o	all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

o	to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

o	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

o	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become

●	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

●	in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

●	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

●	to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

●	establishing the form or terms of any series of debt securities issued under the supplemental indentures;

●	adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

●	adding additional events of default for the benefit of the holders;

●	to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

●	to secure the debt securities;

●	to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

●	to evidence and provide for acceptance of a successor trustee; and

●	to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

●	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

●	reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

●	reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

●	change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

●	impair the right to institute suit for enforcement of payments;

●	reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

●	modify any of the provisions described in this section.

Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

●	the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

●	immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

●	the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

●	have become due and payable;

●	will become due and payable at their stated maturity within one year; or

●	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

●	the trustee is a trustee under another indenture under which our securities are outstanding;

●	the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

●	we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

●	the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

●	the trustee is one of our creditors; or

●	the trustee or one of its affiliates acts as an underwriter or agent for us.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement. We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

Each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

●	the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

●	any applicable material United States federal income tax considerations;

●	the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

●	the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

●	provisions for changes to or adjustments in the exercise price;

●	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

●	information with respect to any book-entry procedures;

●	any antidilution provision of the warrants;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units comprised of shares of our common stock, warrants to purchase common stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

●	to or through underwriters or dealers for resale to the purchasers;

●	directly to purchasers;

●	through agents or dealers to the purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each series of securities will include, to the extent applicable:

●	the terms of the offering

●	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

●	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

●	that the securities are being solicited and offered directly to institutional investors or others;

●	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

●	any securities exchange on which the securities may be listed.

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices at the time of sale; or

●	at negotiated prices.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the NASDAQ Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the NASDAQ Capital Market or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

●	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

●	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Schiff Hardin LLP, Washington, DC, will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Wei, Wei & Co., LLP, independent registered public accountants, upon the authority of said firms as experts in accounting and auditing.